Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1 (No. 333-232544, No. 333-234322 and No. 333-233067) and Form S-8 (No. 333-231603) of our report dated March 30, 2020, with respect to the financial statements of Guardion Health Sciences, Inc. of December 31, 2019 and 2018 and for the years then ended, included in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

March 30, 2020